Exhibit 10.39

AMENDMENT TO COMMON STOCK PURCHASE WARRANTS AND NOTICE OF WARRANT EXERCISE
DATED AUGUST 17, 2007 BETWEEN THE COMPANY AND SCO FINANCIAL GROUP LLC

        THIS AMENDMENT TO COMMON STOCK PURCHASE WARRANT AND NOTICE OF EXERCISE OF WARRANT (this “Amendment”) is made as of August 17, 2007 (the “Effective Date”) by and between Somanta Pharmaceuticals, Inc., a Delaware corporation (the “Company”) and SCO Financial Group LLC (“SCO Financial”) and amends that Common Stock Purchase Warrant No. W-C15 (the “Warrant”), issued by the Company or its predecessor-in-interest, Somanta Incorporated, to SCO Financial in connection with that certain Letter Agreement, dated March 1, 2005, by and between Somanta Incorporated and SCO Financial (the “Letter Agreement”).

        WHEREAS, the Company owes an aggregate of $200,000.00 to SCO Financial pursuant to that certain Engagement Letter Agreement dated as of March 1st, 2005, by and between the Company and SCO Financial, as amended to date (the “Engagement Letter”, and such aggregate amount owed, the “Engagement Letter Payment Obligation”).

        WHEREAS, pursuant to the terms of the Letter Agreement, the Company has issued to SCO Financial the following Warrant: that certain Warrant dated March 13, 2006 to purchase up to 150,000 shares of the Company’s Common Stock at an exercise price of $0.01 per share;

        WHEREAS, the parties desire to amend the Warrant to provide for an additional method of payment of the Warrant Price in accordance with the terms and conditions set forth herein.

        NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby amend the Warrant as follows:

     1.        Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Warrants.

     2.        Method of Payment of Warrant Price. The first sentence of Section 2.1(c) of each of the Warrant is hereby amended and restated to read as follows:

 “(c)       Payment of the Warrant Price may be made at the option of the Holder by: (i) certified or official bank check payable to the order of the Company, (ii) wire transfer to the account of the Company, (iii) the surrender and cancellation of a portion of shares of Common Stock then held by the Holder or issuable upon exercise of this Warrant, which shall be valued and credited toward the total Warrant Price due the company for the exercise of the Warrant based upon the Current Market Price of the Common Stock or (iv) the forgiveness by the Holder or an affiliate of the Holder of all or such portion of the indebtedness or other payment obligations owed by the Company and/or its affiliates to the Holder or such affiliate of the Holder in an amount equal to the Warrant Price due to the Company for the exercise of the Warrant.”

     3.        Notice of Exercise of Warrant by SCO Financial. In addition, SCO Financial hereby exercises the Warrant in full and elects to purchase all shares of the Common Stock of the Company issuable upon exercise of the Warrant, pursuant to the terms of the Warrant, as amended, and as payment of the purchase price of such shares, SCO Financial hereby agrees to cancel and forgive a portion of the Engagement Letter Payment Obligation owed by the Company to SCO Financial pursuant to the Engagement Letter in the amount of $1,500.00. SCO Financial hereby forgives such amount of the Engagement Letter Payment Obligation and hereby releases and forever waives any claim it may have for such amount. Anything in this Amendment to the contrary not withstanding, the Company’s obligation to pay the remaining portion of the Engagement Letter Payment Obligation shall remain in full force and effect except to the extent of any further discharge pursuant to a separate written agreement with SCO Financial. Please issue a certificate or certificates representing said shares in the name of: SCO Capital Partners LLC, 1285 Avenue of the Americas, 35th floor, New York, NY 10019.

     4.        Full Force and Effect. Except as expressly set forth herein, all other provisions of the Warrant shall remain in full force and effect. The Engagement Letter shall not be deemed to be amended in any way by this Amendment and shall remain in full force and effect.

     5.        Counterparts; Facsimile. This Amendment may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument. Any signature page delivered by a fax machine shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. Any party who delivers such a signature page agrees to later deliver an original counterpart to any party which requires it.

    6.        Entire Agreement. This Amendment, together with the Warrant and any exhibits thereto (which are all incorporated herein by this reference), constitute the entire agreement among the parties pertaining to the subject matter hereof, and supersedes all prior agreements and understandings of the parties in connection herewith.

[Remainder of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date.

COMPANY:	SOMANTA PHARMACEUTICALS, INC.

	By:	/s/ Terrance J. Bruggeman

Terrance J. Bruggeman, Executive Chairman

SCO FINANCIAL:	SCO FINANCIAL GROUP LLC

	By:	/s/ Scott Nogi

Scott Nogi, Vice President

[Signature Page To Amendment To Common Stock Purchase Warrants and Notice of Exercise of Warrants]